UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

LOCAL BOUNTI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40125	83-3686055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
	490 Foley Lane
Hamilton	MT	59840
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 640-4016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 4, 2026, Local Bounti Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of the Special Meeting record date of September 18, 2026, there were 23,381,516 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting, 77.1% of which were present via live webcast or by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, stockholders voted on the following matters:

1.Stockholders approved, for purposes of complying with the rules of the New York Stock Exchange (“NYSE”), (i) the issuance of up to 12,563,309 shares of our common stock, par value $0.0001 per share (the “common stock”), upon the conversion of the convertible note issued to U.S. Bounti, LLC (“U.S. Bounti”) pursuant to the Convertible Note and Warrant Purchase Agreement, dated as of August 7, 2026, between the Company and U.S. Bounti (the “Purchase Agreement”), and (ii) the issuance of up to 1,000,000 shares of common stock underlying the common stock purchase warrant issued to U.S. Bounti pursuant to the Purchase Agreement (such proposal, the “NYSE Approval Proposal”), based on the following votes:

For	17,958,221
Against	77,018
Abstain	679
Broker Non-Votes	0
2.Stockholders approved the adjournment of the Special Meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the NYSE Approval Proposal, based on the following votes:

For	17,942,345
Against	93,345
Abstain	228
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Local Bounti Corporation

/s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President and Chief Executive Officer
Date: November 6, 2026